Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Separation Agreement”) is made and entered into by and between Arrow Electronics, Inc., a New York Corporation with its principal office at 9151 East Panorama Circle, Centennial, Colorado 80112 (“Arrow” and together with its subsidiaries and affiliates, the “Company”), and Sean J. Kerins (the “Executive”).

WHEREAS the parties have determined by mutual agreement that the employment of the Executive with the Company shall terminate effective September 16, 2025 (the “Separation Date”);

WHEREAS, the parties have mutually agreed to the terms and conditions set forth in this Agreement, which shall govern the Executive’s separation from the Company.

WHEREAS the parties have decided to resolve any and all disputes which may presently exist or which may later arise out of the circumstances surrounding the Executive’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, the parties agree as follows:

1.            End of Employment. The Executive’s employment with the Company shall cease effective as of the Separation Date.

2.            Resignation from Office. Effective as of the Separation Date, the Executive will resign from all positions the Executive holds with the Company, including, without limitation, any and all officer or director positions with the Company. The Executive further agrees to execute upon request any additional documents necessary or desired by the Company to effectuate the provision of this Paragraph 2.

3.            Survival of Agreements. The “Executive Change in Control Retention Agreement”, and the “Executive Severance Policy”, each between the Executive and the Company with an effective date of June 1, 2022, shall end as of the Separation Date, with no party having any further obligation or liability thereunder whatsoever; provided, however, that nothing herein shall nullify or otherwise modify the Executive’s obligations under the respective Restrictive Covenants Agreements attached to such agreements (and attached hereto as Exhibit B), and each with an effective date of June 1, 2022, which such Restrictive Covenants Agreements and the obligations thereunder remain in full force and effect. The Executive hereby reaffirms, subject to Paragraphs 17 and 26 of this Agreement, the Executive’s agreement to such Restrictive Covenants Agreements, including without limitation the non-disparagement and non-disclosure covenants therein and, for twenty-four (24) months following the Separation Date (the “Non-Compete Period”), the non-competition and non-solicitation restrictions set forth therein. For the avoidance of doubt, the terms of the Arrow Supplemental Executive Retirement Plan (the “SERP”) survive this Separation Agreement.

4.            Equity Awards.

a.            Forfeiture of Unvested Equity Awards. Any unvested equity awards held by the Executive immediately prior to the Separation Date under the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan, including, without limitation, restricted stock units and performance stock units, will be forfeited without any consideration therefor upon the Separation Date and the Executive shall have no further rights with respect thereto or with respect to any shares of Company stock issuable thereunder. The foregoing shall not apply to vested/distributed equity awards that have been settled in cash or the Company’s common stock prior to the Separation Date. No new Company equity awards will be granted to the Executive after the Separation Date.

b.            Non-Qualified Stock Options Exercise Period. Notwithstanding the terms of any other agreement, all vested and unexpired Company non-qualified stock options will remain exercisable until the end of the Non-Compete Period or, if earlier, the original expiration date of such non-qualified stock option as provided in the applicable award agreement.

5.            COBRA. Subject to applicable law, the Executive shall be eligible for continuation of coverage for the Executive and the Executive’s eligible dependents under the Company’s health care plan COBRA continuation of coverage provisions, at the Executive’s sole expense under applicable COBRA rates, beginning upon the Separation Date.

6.            Subject to Clawback. As a “Covered Employee” under the Incentive Compensation Clawback Policy as amended and restated September 13, 2023, and the Dodd-Frank Compensation Clawback Policy as adopted and approved on September 13, 2023, and effective as of October 2, 2023 (the “Clawback Policies”), the Executive is subject to the Clawback Policies and Section 22.1 of the 2004 Omnibus Incentive Plan (the “Omnibus Plan”).

7.            Accrued Rights. Within fifteen (15) days following the Separation Date, or sooner as required by state or local laws, the Company will pay or provide the Executive with (i) any accrued but unpaid base salary through the Separation Date, (ii) any unreimbursed business expenses incurred prior to the Separation Date that are reimbursable under the Company’s business expense policy, (iii) accrued but unpaid vacation days, and (iv) all accrued rights and benefits under the employee benefit plans of the Company in which the Executive is participating as of the Separation Date pursuant to the terms of such plans (collectively, the “Accrued Rights”).

8.            No Additional Rights. Except as otherwise expressly provided in this Separation Agreement, the Executive’s participation under any benefit plan, program, policy, or arrangement, either sponsored or maintained by the Company, shall cease and be terminated on the Separation Date, and further, the Executive shall not be eligible to receive any incentive award for calendar year 2025 or otherwise in connection with the Executive’s separation from employment. Without limiting the generality of the foregoing, the Executive’s eligibility for, and active participation in, the Arrow Electronics Savings Plan and the SERP will end as of the Separation Date, and the Executive will earn no vesting service and no additional benefits under those plans after that date. The Executive shall be treated as a separated employee for purposes of all such benefit plans and programs effective as of the Separation Date and shall receive all payments and benefits due under such plans and programs in accordance with the terms and conditions thereof, including the applicable non-competition restrictions set forth therein (e.g., those set forth in the “Termination of SERP Benefits/Effect of Competition” section of the SERP).

9.            Offset. The Company shall have the right to offset any and all payments of compensation, benefits, and any other amounts payable by the Company hereunder against any amounts owed by the Executive to the Company; provided, however, that the vesting periods of any Company equity awards held by the Executive shall not be affected by this paragraph and shall continue as provided in Paragraph 4, and provided further that any such offset is made in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, (“Code Section 409A”). This paragraph does not limit the Executive’s liability to repay the Company, nor does it limit the Company’s right to pursue other necessary legal remedies against the Executive to collect fully any amounts due the Company.

10.            Tax Withholdings. All payments of compensation, benefits, and any other amounts payable or benefits provided by the Company hereunder, including but not limited to the vesting of Company equity awards and the Transitional Assistance Payments (as defined herein), shall be subject to all legally required and customary withholding. The Company shall be authorized to make all such withholdings to the extent it determines necessary under applicable law. The Executive acknowledges and agrees that the benefits made available pursuant to this Separation Agreement may constitute taxable income to the Executive (and that income in respect of such benefits will be imputed to the Executive to that extent).

11.            Code Section 409A Compliance. Notwithstanding any other provision of this Separation Agreement, because the Executive is a “specified employee” of the Company (within the meaning of Code Section 409A) as of the Separation Date, any payments described in this Separation Agreement to which the Executive may become entitled under this Separation Agreement that are subject to Code Section 409A (and not otherwise exempt from its application) will be withheld and instead paid (without interest) in a lump-sum on the date that is six (6) months and one (1) day following the Separation Date. Any other payments and benefits due under this Separation Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. To the extent applicable, it is intended that this Separation Agreement comply with or be exempt from the provisions of Code Section 409A, and this Separation Agreement shall be construed and administered in a manner consistent with this intent. The preceding shall not be construed as a guarantee or representation of any particular tax effect for the Executive’s compensation and benefits, and the Company does not guarantee or represent that any compensation or benefits provided under this Separation Agreement will satisfy or be exempt from the provisions of Code Section 409A. To the extent that any payment or benefit under this Separation Agreement constitutes non-qualified deferred compensation subject to Code Section 409A and is payable to the Executive by reason of the Executive’s separation from employment, then such payment or benefit shall be made or provided to the Executive only upon the Executive’s “separation from service” as defined in Code Section 409A. Each payment under this Separation Agreement will be considered a “separate payment” under and for purposes of Code Section 409A. In no event may the Executive, directly or indirectly, designate the calendar year of any payment to be made under this Separation Agreement, which constitutes non-qualified deferred compensation within the meaning of Code Section 409A. With respect to any expenses eligible for reimbursement under this Separation Agreement, such expenses will be reimbursed by the Company no later than December 31 of the year following the year in which the Executive incurs the related expenses. In no event shall any reimbursements or in-kind benefits to be provided by the Company in one taxable year affect the amount of reimbursements or in-kind benefits to be provided in any other taxable year, nor will the Executive’s right to reimbursement or in-kind benefits be subject to liquidation or exchange for another benefit. To the extent required under Code Section 409A, in no event shall the timing of the Executive’s execution of a release of claims, directly or indirectly, result in the Executive designating the calendar year of payment, and if payment of deferred compensation subject to Code Section 409A pursuant to this Separation Agreement that is subject to execution of the release of claims could be made in more than one taxable year, based on timing of the execution of the release, payment shall be made in the later taxable year. In no event shall the Company be liable for any additional tax, interest, or penalties that may be imposed on the Executive under Code Section 409A or any damages, expenses, fees, or other liabilities for failing to comply with Code Section 409A. The Company and the Executive will cooperate in taking such actions as the parties may reasonably agree upon to assure that this Separation Agreement will meet the requirements of Code Section 409A.

12.            Cooperation. The Executive agrees to make himself reasonably available and to cooperate with the Company in: (i) any internal investigation; (ii) any investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator; and/or (iii) any other administrative, regulatory, or judicial inquiry, investigation, proceeding or arbitration. The Executive understands and agrees that his reasonable cooperation includes, but is not limited to, making himself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over all relevant documents which are in or may come into the Executive’s possession. The term “cooperation” does not mean that the Executive must provide information that is favorable to the Company; it means only that the Executive will provide truthful information within the Executive’s knowledge and possession upon request of the Company. The Executive further agrees that, to the extent permitted by law, the Executive will notify the Company promptly in the event that he is served with a subpoena (other than a subpoena issued by a government agency), or in the event that the Executive is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.

13.            Confidentiality. The parties agree that, as a condition of this Separation Agreement and subject to Paragraph 17, neither party will disclose or in any other manner communicate the contents of the negotiations and discussions resulting in this Separation Agreement to or with any other person, either orally or in writing. The Executive also acknowledges and agrees that legal counsel, financial advisors, tax preparers, and other authorized individuals, as identified above, must be informed by the Executive of, and agree to be bound by, the confidentiality provisions of this Separation Agreement.

14.            Release. Notwithstanding anything to the contrary in this Separation Agreement, and subject to Paragraph 11, the Company shall not be obligated to provide any benefits to the Executive under or in connection with this Separation Agreement until (i) the Executive shall have executed and delivered to the Company the release of claims in the form attached hereto as Exhibit A; and (ii) such release of claims has become effective and irrevocable by the Executive, under all applicable law and their terms, to release any and all possible claims arising up to and including the Separation Date.

15.            No Inferences of Wrongdoing. The Executive acknowledges that the Company denies any wrongdoing and that no inference of wrongdoing should be made because the Company has entered into this Separation Agreement with the Executive. This Separation Agreement may not be used as evidence of liability in any administrative, court, arbitration, or other legal or quasi-legal proceeding.

16.            Company Property. The Executive agrees to return to the Company all of its property in the Executive’s possession, specifically including, without limitation, all keys, passwords, security cards to Company buildings or property, all Company-owned equipment, all Company documents and papers, and all copies thereof, whether in hard copy or other form, including but not limited to any trade secrets or other confidential Company information. The Executive further agrees that the Executive will not delete or destroy any information that the Executive is obligated to preserve pursuant to any preservation request that the Executive has received. Notwithstanding the foregoing, the Executive shall be permitted to retain the Company-issued iPad and iPhone; provided, however, that both devices shall be wiped of all Company information and data by the Company.

17.            Protected Rights/Communications with Government Agencies. Nothing contained in this Separation Agreement, including the confidentiality and non-disparagement provisions referenced herein, limits the Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, the Bureau of Industry and Security, the Office of Foreign Assets Control, the Public Company Accounting Oversight Board, or any other federal, state or local governmental agency or commission (a “Government Agency” or collectively, the “Government Agencies”), to the extent permitted or required by law. Further, this Separation Agreement does not limit the Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that any Government Agency may conduct, including providing documents or other information, without notice to the Company. This Separation Agreement shall not be construed to limit the Executive’s rights, if applicable, under the NLRA, including, but not limited to, non-supervisory employees’ right to engage in protected concerted activity, including discussing terms and conditions of employment with coworkers and attempting to improve terms and conditions of employment through channels outside the immediate employee-employer relationship, such as through the NLRB. Further, nothing in this Separation Agreement shall be interpreted to limit the Executive’s ability to disclose or discuss, either orally or in writing, any alleged discriminatory or unfair employment practice, and as such, the Executive shall not be deemed as bound by a Nondisclosure Provision as such term is defined pursuant to Colorado’s Promoting Opportunities and Workers’ Rights Act. Additionally, to the extent disclosure of specific information may be excepted from this provision by applicable state law, this Separation Agreement does not prevent the Executive from doing so. This Separation Agreement does not limit the Executive’s right to receive an award for information provided to any Government Agencies. However, this Separation Agreement will constitute an absolute bar to the Executive’s recovery of damages or additional compensation arising out of or in connection with any such charge or complaint, with the sole exception of an award or reward associated with a whistleblower provision of federal law or regulation.

18.            Continued Consulting Assistance. The Executive agrees that, for the six-month period following the Separation Date, or such longer period as requested by the Company and agreed to by the Executive or requested by the Executive and agreed by the Company (the “Transitional Assistance Period”), the Executive agrees to provide transition assistance to the Company, including by responding to transition-related questions and performing such other tasks as may be reasonably requested by Arrow’s Board of Directors. The Executive shall be paid at the monthly rate of $61,000, less applicable taxes and withholdings, during the Transitional Assistance Period (the “Transitional Assistance Payments”). For the avoidance of doubt, the “Transitional Assistance Payments” do not include any variable or incentive compensation or any retirement benefits under the SERP or any other retirement plan.

19.            THE EXECUTIVE’S CERTIFICATIONS AND UNDERSTANDINGS:

a.            The Executive certifies and agrees that the Executive has read this Separation Agreement and that the Executive understands all of its provisions.

b.            The Executive certifies that the consideration for the Executive’s execution of and compliance with this agreement is mutually agreed upon and is fair and reasonable.

c.            The Executive understands that the Executive has the right to consult with an attorney about this Separation Agreement, and the Executive certifies that he has engaged counsel in connection with the review and execution of this Separation Agreement.

20.            Notice. Notices and all other communications permitted or required to be given under this Separation Agreement shall be in writing and shall be deemed to have been given on the date of actual delivery or, if mailed by registered or certified mail, postage prepaid, on the date of the mailing, as follows:

If to the Company:

9151 East Panorama Circle

Centennial, Colorado 80112

Attention: Senior Vice President, Chief Governance, Sustainability, and Human Resources Officer

If to the Executive:

Sean J. Kerins (at the Executive’s address in his Company personnel file)

Or such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of a change of address shall be effective only upon receipt.

21.            Entire Agreement. This Separation Agreement, including but not limited to the Schedules and Exhibits hereto, sets forth the entire agreement between the parties with respect to the subject matter hereof. This Separation Agreement supersedes any and all prior understandings and agreements between the parties, including, without limitation, the Severance Policy (except to the extent that all or any portion of any such understandings and agreements specifically survive in accordance with the terms of this Separation Agreement, including without limitation, the Arrow Electronics Savings Plan, the SERP and the Restrictive Covenants Agreements attached hereto as Exhibit B), except that this Separation Agreement does not supersede any rights the Executive may have to indemnification pursuant to applicable state law, the Company’s Certificate of Incorporation, By-laws or directors’ and officers’ liability insurance policies. Neither party shall have any obligation toward the other except as set forth herein. Without limiting the generality of the foregoing, the Executive agrees that the execution of this Separation Agreement and the benefits provided hereunder shall constitute satisfaction in full of the Company’s obligations to the Executive and all other arrangements between the Company and the Executive under which the Executive currently may be entitled to payments or other benefits by the Company.

22.            Severability and Reformation. In the event that one or more provisions in this Separation Agreement are deemed invalid, illegal, or unenforceable, the court making such determination shall modify the provisions to effect the Parties’ original intent to the maximum extent permissible, and the remaining provisions will continue in full force and effect. If any such provisions are deemed invalid, illegal, or unenforceable and cannot be reformed, those provisions shall be considered severable, and the remaining provisions will continue in full force and effect.

23.            No Waiver. The failure of a party to insist upon strict adherence to any term of this Separation Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Separation Agreement.

24.            Counterpart Agreements. This Separation Agreement may be executed in multiple counterparts, whether or not all signatories appear on these counterparts, and each counterpart shall be deemed an original for all purposes.

25.            Captions and Headings. The captions and headings are for the convenience of reference only and shall not be used to construe the terms or meaning of any provisions of this Separation Agreement.

26.            General. Each party represents that the performance of all of the terms of this Separation Agreement will not result in a breach of, or constitute a conflict with, any other agreement or obligation of that party. The Executive and the Company agree that this Paragraph 26 supersedes and controls over any provision to the contrary concerning governing law, choice of forum, or dispute resolution contained in Exhibit B, including but not limited to Paragraph 4(a) of each of the Restrictive Covenants Agreements set forth in Exhibit B, to this Separation Agreement. This Separation Agreement shall be construed and governed in all respects according to the laws of the State of Colorado without regard to principles of conflicts of laws. Any action for injunctive relief under the Restrictive Covenants Agreements attached as Exhibit B shall be settled exclusively by a state or federal court located in the State of Colorado. Any other dispute or controversy arising under or in connection with this Separation Agreement, Exhibit B hereto, or the Executive’s employment with the Company shall be settled exclusively by arbitration, conducted before a single arbitrator in Denver, Colorado, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The decision of the arbitrator will be final and binding upon the parties hereto. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The parties acknowledge and agree that in connection with any such arbitration and regardless of the outcome, each party shall pay all of its own costs and expenses, including attorneys’ fees, except as otherwise required pursuant to any statute.

[Signature page follows]

Please indicate the Executive’s agreement to the foregoing by signing, dating, and returning a copy of this Separation Agreement to the Senior Vice President, Chief Governance, Sustainability, and Human Resources Officer, Arrow Electronics, Inc., 9151 East Panorama Circle, Centennial, Colorado 80112. The Company will sign and return a copy of the fully executed Separation Agreement to the Executive’s address, referenced above.

IN WITNESS WHEREOF, the parties have hereunto set their hands the day and date written below.

Agreed, acknowledged, and accepted:

EXECUTIVE

/s/ Sean J. Kerins	09/16/2025
Sean J. Kerins	Date

ARROW ELECTRONICS, INC.

/s/ Gretchen Zech	09/16/2025
Gretchen Zech	Date
Senior Vice President,
Chief Governance, Sustainability,
and Human Resources Officer

SCHEDULE A

SEAN J. KERINS:  OUTSTANDING EQUITY AWARDS

Listed below are the Restricted Stock Units and the

Performance Stock Units that will be forfeited

pursuant to the terms of the Separation and Release

Agreement to which this Schedule A is attached.

		POTENTIALLY			AMOUNT
	GRANT	DISTRIBUTED/VESTED		STRIKE	VESTED &	EXPIRATION
VEHICLE	DATE	DATE	AMOUNT	PRICE	UNEXERCISED	DATE

Unvested Restricted Stock Units
	02/16/2022	02/16/2026	2,251
	06/01/2022	06/01/2026	1,251
	02/15/2023	02/13/2026	4,020
	02/15/2023	02/15/2027	4,020
	02/21/2024	02/20/2026	4,345
	02/21/2024	02/19/2027	4,344
	02/21/2024	02/21/2028	4,344
	02/11/2025	02/11/2026	4,647
	02/11/2025	02/11/2027	4,647
	02/11/2025	02/11/2028	4,646
	02/11/2025	02/09/2029	4,646
		Total Restricted Stock Units:	43,161
Unvested Performance Stock Units (rEPS) [1]
	02/15/2023	02/11/2026	16,083
	02/21/2024	02/17/2027	17,378
	02/11/2025	02/16/2028	18,586
		Total Performance Stock Units (rEPS):	52,047
Unvested Performance Stock Units (rTSR) [1]
	02/11/2025	02/16/2028	2,812

[1]	Reflects the target amount of Performance Stock Units. The actual amount that would be awarded would be based upon Company performance.

Vested Non-Qualified Stock Options (Remain Exercisable Per Terms of Separation Agreement)
02/23/2016		0	$56.43	14,880	02/22/2026
02/21/2017		0	$73.86	14,370	02/19/2027
02/20/2018		0	$81.95	14,054	02/18/2028
02/19/2019		0	$81.05	16,538	02/16/2029
02/19/2020		0	$79.22	18,211	02/19/2030
	Total Non-Qualified Stock Options:	0		78,053

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EXHIBIT A

RELEASE OF CLAIMS

Sean J. Kerins (the “Executive”) hereby executes this Release of Claims (this “Release”) as of the date hereof, pursuant to the terms of the Separation and Release Agreement between the Executive and Arrow Electronics, Inc., a New York Corporation with its principal office at 9151 East Panorama Circle, Centennial, Colorado 80112, (“Arrow” and, together with its subsidiaries and affiliates, the “Company”), to which this Release is attached (the “Separation Agreement”). The Separation Agreement provides the Executive with certain significant benefits, subject to the Executive’s executing this Release (among other conditions set forth in the Separation Agreement). The Executive and the Company have also entered into a Restrictive Covenants Agreement (the “Restrictive Covenants Agreement”).

1.            Release of Claims by the Executive.

a.            With the intention of binding the Executive and the Executive’s heirs, executors, administrators and assigns (collectively, and together with the Executive, the “Executive Releasors”), the Executive hereby releases, remises, acquits and forever discharges the Company and each of its subsidiaries and affiliates (the “Company Affiliated Group”), and their past and present directors, employees, agents, attorneys, accountants, representatives, plan fiduciaries, and the successors, predecessors and assigns of each of the foregoing (collectively, and together with the members of the Company Affiliated Group, the “Company Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges, demands, rights, damages, debts, sums of money, accounts, financial obligations, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether accrued, absolute, contingent, unliquidated or otherwise and whether now known or unknown, suspected or unsuspected, that arise out of, or relate in any way to, the Executive’s employment with the Company or the separation from such employment (collectively, “Released Claims”) and that the Executive, individually or as a member of a class, now has, owns or holds, or has at any time heretofore had, owned or held, against any Company Released Party in any capacity, including but not limited to any and all Released Claims:

(i)            arising out of or in any way connected with the Executive’s service to any member of the Company Affiliated Group (or the predecessors thereof) in any capacity (including, without limitation, as an employee, officer, or director), or the termination of such service in any such capacity,

(ii)            for severance or vacation benefits, unpaid wages, salary, or incentive payments,

(iii)            for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm, or other tort,

(iv)            for any violation of applicable federal, state, local, or foreign labor and employment laws (including but not limited to all laws concerning unlawful and unfair labor and employment practices), and

(v)            for employment discrimination under any applicable federal, state, local, or foreign statute, code, provision, order, or regulation, and including, without limitation, any claim under Title VII of the Civil Rights Act of 1964, as amended (“Title VII”), the Age Discrimination in Employment Act, as amended (“ADEA”), and any similar or analogous state or local statute, excepting only that no claim in respect of any of the following rights shall constitute a Released Claim:

(1)            any right arising under, or preserved by, this Release;

(2)            any claim related solely to the Executive’s status as an equityholder of the Company or any affiliate thereof;

(3)            for the avoidance of doubt, any right to indemnification under (a) applicable law, (b) the by-laws or certificate of incorporation of any Company Released Party, (c) any other agreement between the Executive and a Company Released Party, or (d) as an insured under any directors’ and officers’ liability insurance policy now or previously in force; or

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(4)            for the avoidance of doubt, any claim for benefits under any health, disability, retirement, life insurance, or similar employee benefit plan of the Company Affiliated Group.

b.            Nothing in this Release is intended to or does prevent the Executive from reporting possible violations of federal or state law or regulation to any governmental agency or entity, making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation, or from cooperating in the investigation of any such possible violations of federal or state law to the extent required or compelled by law, legal process, or subpoena.

c.            In the event any action, suit, claim, charge, or proceeding within the scope of this Paragraph 1 is brought by any Executive Releasor, government agency, putative class representative, or other third party to vindicate any alleged rights of the Executive, the Executive hereby waives any right to monetary relief arising from any such action, suit, claim, charge or proceeding, and if any monetary damages, inclusive of attorneys’ fees, are required to be paid to the Executive by the Company as a consequence of such action, suit, claim, charge, or proceeding, the Executive shall repay all such amounts to the Company within ten (10) calendar days of the Executive’s receipt thereof.

d.            The benefits set forth in the Separation Agreement, to which the Executive would not otherwise be entitled, are being paid to the Executive in return for the Executive’s execution and non-revocation of this Release and the Executive’s agreements and covenants contained in the Restrictive Covenants Agreement referenced in the Separation Agreement and attached as Exhibit B. The Executive acknowledges and agrees that the release of claims set forth in this Paragraph 1 is not to be construed in any way as an admission of any liability whatsoever by any Company Released Party, any such liability being expressly denied.

e.            The release of claims set forth in this Paragraph 1 applies to any relief in respect of any Released Claim of any kind, no matter how called, including wages, back pay, front pay, compensatory damages, liquidated damages, punitive damages, damages for pain or suffering, costs, and attorneys’ fees and expenses. The Executive specifically acknowledges that the Executive’s acceptance of the terms of the release of claims set forth in this Paragraph 1 is, among other things, a specific waiver of the Executive’s rights, claims, and causes of action under Title VII, ADEA, and any federal, state, local or foreign law or regulation in respect of discrimination of any kind; provided, however, that nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Executive is not permitted to waive.

f.            Without limitation of Paragraph 1 provisions above, the Executive hereby releases, remises, acquits, and forever discharges the Company Released Parties to the fullest extent permitted by applicable law of and from any and all rights or claims that any additional payments, benefits or awards, beyond those listed set forth in the Separation Agreement.

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2.	Voluntary Execution of General Release.

BY THE EXECUTIVE’S SIGNATURE BELOW, THE EXECUTIVE ACKNOWLEDGES THAT:

a.            THE EXECUTIVE HAS RECEIVED A COPY OF THIS RELEASE AND WAS OFFERED A PERIOD OF TWENTY-ONE (21) DAYS TO REVIEW AND CONSIDER IT;

b.            IF THE EXECUTIVE SIGNS THIS RELEASE PRIOR TO THE EXPIRATION OF TWENTY-ONE (21) CALENDAR DAYS, THE EXECUTIVE KNOWINGLY AND VOLUNTARILY WAIVES AND GIVES UP THIS RIGHT OF REVIEW;

c.            THE EXECUTIVE HAS THE RIGHT TO REVOKE THIS RELEASE FOR A PERIOD OF SEVEN (7) CALENDAR DAYS AFTER THE EXECUTIVE SIGNS IT BY MAILING OR DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE COMPANY NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH (7th) CALENDAR DAY AFTER THE DAY ON WHICH THE EXECUTIVE SIGNED THIS RELEASE;

d.            THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE FOREGOING SEVEN (7) DAY REVOCATION PERIOD HAS EXPIRED WITHOUT THE RELEASE HAVING BEEN REVOKED;

e.            THIS RELEASE WILL BE FINAL AND BINDING AFTER THE EXPIRATION OF THE FOREGOING REVOCATION PERIOD REFERRED TO IN PARAGRAPH 2c, AND FOLLOWING SUCH REVOCATION PERIOD, THE EXECUTIVE AGREES NOT TO CHALLENGE ITS ENFORCEABILITY;

f.            THE EXECUTIVE IS AWARE OF THE EXECUTIVE’S RIGHT TO CONSULT AN ATTORNEY, IS BEING ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY, AND HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY, IF DESIRED, PRIOR TO SIGNING THIS RELEASE;

g.            NO PROMISE OR INDUCEMENT FOR THIS RELEASE HAS BEEN MADE EXCEPT AS SET FORTH IN THE SEPARATION AGREEMENT AND THIS RELEASE;

h.            THE EXECUTIVE HAS CAREFULLY READ THIS RELEASE, ACKNOWLEDGES THAT THE EXECUTIVE HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT OR THE SEPARATION AGREEMENT, AND WARRANTS AND REPRESENTS THAT THE EXECUTIVE IS SIGNING THIS RELEASE KNOWINGLY AND VOLUNTARILY.

i.            THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT EACH OF THE COMPANY-RELEASED PARTIES IS AN INTENDED THIRD-PARTY BENEFICIARY OF THIS RELEASE.

IN WITNESS WHEREOF, the Executive has acknowledged, executed, and delivered this Release as of the date indicated below.

EXECUTIVE

/s/ Sean J. Kerins	09/16/2025
Sean J. Kerins	Date

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EXHIBIT B

RESTRICTIVE COVENANTS AGREEMENTSFROM THE EXECUTIVE CHANGE IN CONTROL RETENTION AGREEMENT AND THE EXECUTIVE SEVERANCE POLICY SIGNED BY THE EXECUTIVE

EXHIBIT B

FORM OF RESTRICTIVE COVENANTS AGREEMENT

THIS RESTRICTIVE COVENANTS AGREEMENT (the “Agreement”) is made as of June 1, 2022, (the “Effective Date”) by and between Arrow Electronics Inc. (the “Company”) and Sean J. Kerins (“Executive”), pursuant to the terms of the Executive Change in Control Retention Agreement as in effect on the date hereof (the “Change in Control Agreement”).

WHEREAS, Executive acknowledges and recognizes the highly competitive nature of the business of the Company;

WHEREAS, Executive acknowledges that he/she will be provided with access to sensitive, proprietary and confidential information of the Company and will be provided with the opportunity to develop relationships with clients, prospective clients, employees and other agents of the Company, which, in each case, Executive acknowledges and agrees constitute valuable assets of the Company;

WHEREAS, in connection with Executive’s execution of the Change in Control Agreement, Executive agrees to be subject to the restrictive covenants as set forth in this Agreement;

NOW THEREFORE, for good and valuable consideration, including Executive’s rights under the Change in Control Agreement, as of the Effective Date, the parties agree as follows:

1.            Restrictive Covenants.

(a)            Disclosure of Information. During the period of Executive’s employment with the Company (the “Period of Employment”) and for all periods thereafter, Executive will not, directly or indirectly, use, attempt to use, disclose or otherwise make known to any person or entity (other than to the Board of Directors of the Company or otherwise in the course of the business of the Company, its subsidiaries or affiliates and except as may be required by applicable law):

(i)            any knowledge or information, including, without limitation, lists of customers or suppliers, trade secrets, know-how, inventions, discoveries, processes and formulae, as well as all data and records pertaining thereto, which Executive may acquire in the course of Executive’s employment, in any manner which may be detrimental to or cause injury or loss to the Company, its subsidiaries or affiliates; or

(ii)            any knowledge or information of a confidential nature (including all unpublished matters) relating to, without limitation, the business, properties, accounting, books and records, trade secrets or memoranda of the Company, its subsidiaries or affiliates, which he knows or may come to know in any manner which may be detrimental to or cause injury or loss to the Company, its subsidiaries or affiliates.

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(b)            Non-Competition. During the Period of Employment and for a period of twenty-four (24) months after the effective date of Executive’s termination of employment with the Company for any reason (the “Restricted Period”), Executive will not, directly or indirectly, engage or become interested in the United States, Canada or Mexico or any other geographic area in which Executive has Company-related responsibilities (whether as an owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) in the business of distributing electronic parts, components, supplies or systems, system assembly, production and development of information databases, online engineering tools and reverse logistics, providing services to industrial and commercial users of electronic components, providing enterprise computing solutions, or any other business in which the Company engages as of the Change in Control Date (as defined in the Change in Control Agreement) or any other business that is competitive with the principal business or businesses then conducted by the Company, its subsidiaries or affiliates (provided, however, that nothing contained herein shall prevent Executive from acquiring or owning less than 1% of the issued and outstanding capital stock or debentures of a corporation whose securities are listed on the New York Stock Exchange, American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System, if such investment is otherwise permitted by the Company’s Human Resource and Conflict of Interest policies).

(c)            Solicitation. During the Period of Employment and the Restricted Period, Executive will not, directly or indirectly, solicit or participate in the solicitation of any business of any type conducted by the Company, its subsidiaries or affiliates, during said term or thereafter, from any person, firm or other entity which was or at the time is a supplier or customer, or prospective supplier or customer, of the company, its subsidiaries or affiliates; or

(d)            Employment. During the Period of Employment and the Restricted Period, Executive will not, directly or indirectly, employ or retain, or arrange to have any other person, firm or other entity employ or retain, or otherwise participate in the employment or retention of, any person who was an employee or consultant of the Company, its subsidiaries or affiliates, at any time during the period of twelve (12) consecutive months immediately preceding such employment or retention.

(e)            Non-Disparagement. During the Period of Employment and thereafter, Executive will not make any disparaging statements about the Company, any of its affiliates, or any of their respective officers and directors.

(f)            Preservation of Business. During the Period of Employment, Executive will use Executive’s best efforts to advance the business and organization of the Company, its subsidiaries and affiliates, to keep available to the Company, its subsidiaries and affiliates, the services of present and future employees and to advance the business relations with its suppliers, distributors, customers and others.

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(g)            Patents and Copyrights, etc. Executive agrees, without additional compensation, to make available to the Company all knowledge possessed by him relating to any methods, developments, inventions, processes, discoveries and/or improvements (whether patented, patentable or unpatentable) which concern in any way the business of the Company, its subsidiaries or affiliates, whether acquired by Executive before or during Executive’s employment or retention hereunder. Any methods, developments, inventions, processes, discoveries and/or improvements (whether patented, patentable or unpatentable) which Executive conceived of or made, related directly or indirectly to the business or affairs of the Company, its subsidiaries or affiliates, or any part thereof, during the Period of Employment, shall be and remain the property of the Company. Executive agrees promptly to communicate and disclose all such methods, developments, inventions, processes, discoveries and/or improvements to the Company and to execute and deliver to it any instruments deemed necessary by the Company to affect the disclosure and assignment thereof to it. Executive also agrees, on request and at the expense of the Company, to execute patent applications and any other instruments deemed necessary by the Company for the prosecution of such patent applications or the acquisition of Letters Patent in the United States or any other country and for the assignment to the Company of any patents which may be issued. The Company shall indemnify and hold Executive harmless from any and all costs, expenses, liabilities, or damages sustained by Executive by reason of having made such patent applications or being granted such patents.

(h)            Writings and Other Materials. Any writings or other materials written or produced by Executive or under Executive’s supervision (whether alone or with others and whether or not during regular business hours), during the Period of Employment which are related, directly or indirectly, to the business or affairs of the Company, its subsidiaries or affiliates, or are capable of being used therein, and the copyright thereof, common law or statutory, including all renewals and extensions, shall be and remain the property of the Company. Executive agrees promptly to communicate and disclose all such writings or materials to the Company and to execute and deliver to it any instruments deemed necessary by the Company to affect the disclosure and assignment thereof to it. Executive further agrees, on request and at the expense of the Company, to take any and all action deemed necessary by the Company to obtain copyrights or other protections for such writings or other materials or to protect the Company’s right, title and interest therein. The Company shall indemnify, defend and hold Executive harmless from any and all costs, expenses, liabilities or damages sustained by Executive by reason of Executive’s compliance with the Company’s request.

(i)            Return of Documents. Executive will promptly furnish in writing to the Company, its subsidiaries or affiliates, any information reasonably requested by the Company (including any third party confirmations) with respect to any activity or interest Executive may have in any business.

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2.            Enforcement

(a)            Executive acknowledges and agrees that the foregoing time limitations are reasonable and properly required for the adequate protection of the business and the goodwill of the Company. In the event any such time limitation is deemed to be unreasonable by any court of competent jurisdiction, Executive agrees to the reduction of such time limitation to such period which such court shall deem reasonable. Executive acknowledges that the Company has no adequate remedy at law and will be irreparably harmed if Executive breaches or threatens to breach the provisions of this Section 4, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of such Section and that the Company shall be entitled to specific performance of the terms of such Section in addition to any other legal or equitable remedy it may have. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

(b)            Except as expressly herein provided, nothing contained herein is intended to prevent Executive, at any time after the Date of Termination, from either (i) being gainfully employed or (ii) exercising Executive’s skills and abilities outside of such geographic areas, provided in either case the provisions of this Agreement are complied with.

3.            Consideration. Executive acknowledges that Executive’s severance entitlements under the Change in Control Retention Agreement between the Company and Executive constitutes valid consideration for the promises and commitments made in this Agreement.

4.            General Terms

(a)            Integration, Governing Law, Choice of Forum. Any action for injunctive relief under this Agreement shall be settled exclusively by a state or Federal court located in New York, New York. Any other dispute or controversy arising under or in connection with this Agreement or the Employee’s employment with the Company shall be settled exclusively by arbitration, conducted before a single arbitrator in New York, New York in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The decision of the arbitrator will be final and binding upon the parties hereto. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The parties acknowledge and agree that in connection with any such arbitration and regardless of outcome, each party shall pay all of its own costs and expenses.

(b)            Severability. Executive agrees that the provisions of this Agreement constitute independent and severable covenants which shall survive the termination of the Restricted Period and which shall be enforceable by the Company notwithstanding any rights or remedies Executive may have under any other provisions hereof.

(c)            Non-Assignment. This Agreement, and the rights and obligations hereunder, may not be assigned by the Company or Executive without written consent signed by the other party; provided that the Company may assign the Agreement to any successor that continues the business of the Company. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

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(d)            Headings. The headings in this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and Executive have acknowledged, executed, and delivered this Agreement as of the date noted below.

ARROW ELECTRONICS, INC.

/s/ Gretchen Zech
Gretchen Zech
Senior Vice President, Chief Governance,
Sustainability, and Human Resources Officer

EXECUTIVE:

/s/ Sean J. Kerins
SEAN J. KERINS

5-18-22
DATE

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EXHIBIT B

FORM OF RESTRICTIVE COVENANTS AGREEMENT

THIS RESTRICTIVE COVENANTS AGREEMENT (the “Agreement”) is made as of June 1, 2022, (the “Effective Date”) by and between Arrow Electronics Inc. (the “Company”) and Sean J. Kerins (“Executive”), pursuant to the terms of Executive Severance Policy as in effect on the date hereof (the “Severance Policy”).

WHEREAS, Executive acknowledges and recognizes the highly competitive nature of the business of the Company;

WHEREAS, Executive acknowledges that he/she will be provided with access to sensitive, proprietary and confidential information of the Company and will be provided with the opportunity to develop relationships with clients, prospective clients, employees and other agents of the Company, which, in each case, Executive acknowledges and agrees constitute valuable assets of the Company;

WHEREAS, in connection with Executive’s execution of the Severance Policy, Executive agrees to be subject to the restrictive covenants as set forth in this Agreement;

NOW THEREFORE, for good and valuable consideration, including Executive’s rights under the Severance Policy, as of the Effective Date, the parties agree as follows:

1.            Restrictive Covenants.

(a)            Disclosure of Information. During the period of Executive’s employment with the Company (the “Period of Employment”) and for all periods thereafter, Executive will not, directly or indirectly, use, attempt to use, disclose or otherwise make known to any person or entity (other than to the Board of Directors of the Company or otherwise in the course of the business of the Company, its subsidiaries or affiliates and except as may be required by applicable law):

(i)            any knowledge or information, including, without limitation, lists of customers or suppliers, trade secrets, know-how, inventions, discoveries, processes and formulae, as well as all data and records pertaining thereto, which Executive may acquire in the course of Executive’s employment, in any manner which may be detrimental to or cause injury or loss to the Company, its subsidiaries or affiliates; or

(ii)            any knowledge or information of a confidential nature (including all unpublished matters) relating to, without limitation, the business, properties, accounting, books and records, trade secrets or memoranda of the Company, its subsidiaries or affiliates, which he knows or may come to know in any manner which may be detrimental to or cause injury or loss to the Company, its subsidiaries or affiliates.

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(b)            Non-Competition. During the Period of Employment and for a period of twenty-four (24) months after the effective date of Executive’s termination of employment with the Company for any reason (the “Restricted Period”), Executive will not, directly or indirectly, engage or become interested in the United States, Canada or Mexico or any other geographic area in which Executive has Company-related responsibilities (whether as an owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) in the business of distributing electronic parts, components, supplies or systems, system assembly, production and development of information databases, online engineering tools and reverse logistics, providing services to industrial and commercial users of electronic components, providing enterprise computing solutions, or any other business in which the Company engages as of the Date of Termination (as defined in the Severance Policy) or any other business that is competitive with the principal business or businesses then conducted by the Company, its subsidiaries or affiliates (provided, however, that nothing contained herein shall prevent Executive from acquiring or owning less than 1 % of the issued and outstanding capital stock or debentures of a corporation whose securities are listed on the New York Stock Exchange, American Stock Exchange, or the National Association of Securities Dealers Automated Quotation System, if such investment is otherwise permitted by the Company’s Human Resource and Conflict of Interest policies).

(c)            Solicitation. During the Period of Employment and the Restricted Period, Executive will not, directly or indirectly, solicit or participate in the solicitation of any business of any type conducted by the Company, its subsidiaries or affiliates, during said term or thereafter, from any person, firm or other entity which was or at the time is a supplier or customer, or prospective supplier or customer, of the company, its subsidiaries or affiliates; or

(d)            Employment. During the Period of Employment and the Restricted Period, Executive will not, directly or indirectly, employ or retain, or arrange to have any other person, firm or other entity employ or retain, or otherwise participate in the employment or retention of, any person who was an employee or consultant of the Company, its subsidiaries or affiliates, at any time during the period of twelve (12) consecutive months immediately preceding such employment or retention.

(e)            Non-Disparagement. During the Period of Employment and thereafter, Executive will not make any disparaging statements about the Company, any of its affiliates, or any of their respective officers and directors.

(f)            Preservation of Business. During the Period of Employment, Executive will use Executive’s best efforts to advance the business and organization of the Company, its subsidiaries and affiliates, to keep available to the Company, its subsidiaries and affiliates, the services of present and future employees and to advance the business relations with its suppliers, distributors, customers and others.

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(g)            Patents and Copyrights. etc. Executive agrees, without additional compensation, to make available to the Company all knowledge possessed by him relating to any methods, developments, inventions, processes, discoveries and/or improvements (whether patented, patentable or unpatentable) which concern in any way the business of the Company, its subsidiaries or affiliates, whether acquired by Executive before or during Executive’s employment or retention hereunder. Any methods, developments, inventions, processes, discoveries and/or improvements (whether patented, patentable or unpatentable) which Executive conceived of or made, related directly or indirectly to the business or affairs of the Company, its subsidiaries or affiliates, or any part thereof, during the Period of Employment, shall be and remain the property of the Company. Executive agrees promptly to communicate and disclose all such methods, developments, inventions, processes, discoveries and/or improvements to the Company and to execute and deliver to it any instruments deemed necessary by the Company to affect the disclosure and assignment thereof to it. Executive also agrees, on request and at the expense of the Company, to execute patent applications and any other instruments deemed necessary by the Company for the prosecution of such patent applications or the acquisition of Letters Patent in the United States or any other country and for the assignment to the Company of any patents which may be issued. The Company shall indemnify and hold Executive harmless from any and all costs, expenses, liabilities, or damages sustained by Executive by reason of having made such patent applications or being granted such patents.

(h)            Writings and Other Materials. Any writings or other materials written or produced by Executive or under Executive’s supervision (whether alone or with others and whether or not during regular business hours), during the Period of Employment which are related, directly or indirectly, to the business or affairs of the Company, its subsidiaries or affiliates, or are capable of being used therein, and the copyright thereof, common law or statutory, including all renewals and extensions, shall be and remain the property of the Company. Executive agrees promptly to communicate and disclose all such writings or materials to the Company and to execute and deliver to it any instruments deemed necessary by the Company to affect the disclosure and assignment thereof to it. Executive further agrees, on request and at the expense of the Company, to take any and all action deemed necessary by the Company to obtain copyrights or other protections for such writings or other materials or to protect the Company’s right, title and interest therein. The Company shall indemnify, defend and hold Executive harmless from any and all costs, expenses, liabilities or damages sustained by Executive by reason of Executive’s compliance with the Company’s request.

(i)            Return of Documents. Executive will promptly furnish in writing to the Company, its subsidiaries or affiliates, any information reasonably requested by the Company (including any third party confirmations) with respect to any activity or interest Executive may have in any business.

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2.            Enforcement

(a)            Executive acknowledges and agrees that the foregoing time limitations are reasonable and properly required for the adequate protection of the business and the goodwill of the Company. In the event any such time limitation is deemed to be unreasonable by any court of competent jurisdiction, Executive agrees to the reduction of such time limitation to such period which such court shall deem reasonable. Executive acknowledges that the Company has no adequate remedy at law and will be irreparably harmed if Executive breaches or threatens to breach the provisions of this Section 4, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of such Section and that the Company shall be entitled to specific performance of the terms of such Section in addition to any other legal or equitable remedy it may have. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

(b)            Except as expressly herein provided, nothing contained herein is intended to prevent Executive, at any time after the Date of Termination, from either (i) being gainfully employed or (ii) exercising Executive’s skills and abilities outside of such geographic areas, provided in either case the provisions of this Agreement are complied with.

3.            Consideration. Executive acknowledges that Executive’s severance entitlements under the Severance Policy between the Company and Executive constitutes valid consideration for the promises and commitments made in this Agreement.

4.            General Terms

(a)            Integration, Governing Law, Choice of Forum. Any action for injunctive relief under this Agreement shall be settled exclusively by a state or Federal court located in New York, New York. Any other dispute or controversy arising under or in connection with this Agreement or the Employee’s employment with the Company shall be settled exclusively by arbitration, conducted before a single arbitrator in New York, New York in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The decision of the arbitrator will be final and binding upon the parties hereto. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The parties acknowledge and agree that in connection with any such arbitration and regardless of outcome, each party shall pay all of its own costs and expenses.

(b)            Severability. Executive agrees that the provisions of this Agreement constitute independent and severable covenants which shall survive the termination of the Restricted Period and which shall be enforceable by the Company notwithstanding any rights or remedies Executive may have under any other provisions hereof.

(c)            Non-Assignment. This Agreement, and the rights and obligations hereunder, may not be assigned by the Company or Executive without written consent signed by the other party; provided that the Company may assign the Agreement to any successor that continues the business of the Company. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

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(d)            Headings. The headings in this Agreement are included for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and Executive have acknowledged, executed, and delivered this Agreement as of the date noted below.

ARROW ELECTRONICS, INC.

/s/ Gretchen Zech
Gretchen Zech
Senior Vice President, Chief Governance,
Sustainability, and Human Resources Officer

EXECUTIVE:

/s/ Sean J. Kerins
SEAN J. KERINS

5/18/22
DATE

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